UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 29, 2008

(Date of earliest event reported)

SECURE COMPUTING CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27074

Delaware	52-1637226
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

55 Almaden Boulevard

San Jose, California 95113

(Address of principal executive offices, including zip code)

(408) 494-2020

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2008, Secure Computing Corporation (the “Company”) and Aladdin Knowledge Systems Ltd. (“Aladdin”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) providing for the sale of the Company’s identity and access management (“IAM”) product line and certain other assets, leases and contracts relating to the IAM product line (collectively, the “IAM Assets”).

Pursuant to the Asset Purchase Agreement, and upon the terms and subject to the conditions thereof, Aladdin will pay the Company $64,250,000 in cash, less certain transaction costs (the “Purchase Price”), as consideration for the IAM Assets, and will assume certain liabilities related to the IAM product line. An amount equal to $1,000,000 plus 12% of the Purchase Price will be deposited with an escrow agent at the closing of the transaction and will be available to satisfy amounts owed by the Company to Aladdin under the Asset Purchase Agreement in accordance with the terms of an escrow agreement. The Asset Purchase Agreement includes customary representations, warranties and covenants, including covenants requiring the Company to conduct the IAM business in the ordinary course during the interim period between signing and closing, and not to solicit employees or customers from the IAM product line for a period of two years. In addition, the Company has entered into a transition services agreement with Aladdin, pursuant to which the Company will provide certain transitioning services to Aladdin until February 28, 2009, unless terminated earlier, or extended to as late as May 31, 2009, in accordance with the terms of the transition services agreement.

The representations and warranties of each party set forth in the Asset Purchase Agreement have been made solely for the benefit of the other party to the agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (1) have been qualified by disclosure schedules that the parties have exchanged in connection with the signing of the Asset Purchase Agreement, (2) are subject to the materiality standards set forth in the Asset Purchase Agreement, which may differ from what may be viewed as material by investors and (3) were made only as of the date of the Asset Purchase Agreement or such other date as specified in the Asset Purchase Agreement. Accordingly, no person should rely on the representations and warranties as characterizations of the actual state of facts, as they are modified in important part by those disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of execution of the Asset Purchase Agreement.

Consummation of the transaction is subject to various conditions, including consents of certain of the Company’s contractual counterparties, accuracy of the representations and warranties set forth in the Asset Purchase Agreement, acceptance of employment at Aladdin by certain of the Company’s current employees, and regulatory approval. The transaction is expected to close during the third quarter of 2008.

A copy of the Asset Purchase Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the agreement.

Item 7.01	Regulation FD Disclosure.

A copy of the press release, dated July 30, 2008, announcing the execution of the Asset Purchase Agreement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Asset Purchase Agreement by and between Secure Computing Corporation and Aladdin Knowledge Systems Ltd., dated as of July 29, 2008.

99.1	Joint press release, dated July 30, 2008, of Secure Computing Corporation and Aladdin Knowledge Systems Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE COMPUTING CORPORATION

	By:	/s/ Steve Kozachok
Steve Kozachok Sr. Vice President, Secretary and General Counsel
Date: July 31, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement by and between Secure Computing Corporation and Aladdin Knowledge Systems Ltd., dated as of July 29, 2008.

99.1	Joint press release, dated July 30, 2008, of Secure Computing Corporation and Aladdin Knowledge Systems Ltd.